[EXHIBIT 10cc TO COLONIAL GAS COMPANY
               FORM 10-K FOR YEAR ENDING 12/31/93]

                                             Contract #:   400144

                        SERVICE AGREEMENT
                     FOR RATE SCHEDULE SS-1


      This  agreement,  made and entered  into  this 1st day  of
June, 1993,  by  and  between  TEXAS  EASTERN   TRANSMISSION
CORPORATION, a Delaware Corporation (herein called "Pipeline") and COLONIAL GAS COMPANY (herein called "Customer," whether one or more),

                      W I T N E S S E T H:

      WHEREAS, the Federal Energy Regulatory Commission  required
Pipeline to restructure Pipeline's services to reflect compliance with Order Nos. 636, 636-A, and 636-B (collectively hereinafter referred to as "Order No. 636"); and

      WHEREAS, by order issued January 13, 1993 (62 FERC P61,015) and order issued April 22, 1993 (63 FERC P61,100), the Federal Energy Regulatory Commission accepted Pipeline's revised tariff sheets filed in compliance with Order No. 636 to become effective June 1, 1993, subject to certain conditions set forth in the April 22, 1993 order; and

      WHEREAS, Algonquin Gas Transmission Company ("Algonquin") made its final Order No. 636 service elections on May 3, 1993 pursuant to the April 22, 1993 order and Pipeline filed revised tariff sheets to become effective June 1, 1993 in compliance with the April 22, 1993 order; and

     WHEREAS, Customer is also a customer of Algonquin; and

      WHEREAS,  Algonquin, in compliance with Order No.  636  and
Federal Energy Regulatory Commission orders issued in Docket  No.
RS92-28, is assigning its firm service rights on Pipeline directly to its customers; and

      WHEREAS, Customer's service rights hereunder are part of Algonquin's service rights being assigned to its customers; and

     WHEREAS, Pipeline and Customer now desire to enter into this Service Agreement to reflect the assignment of Algonquin's service rights to Customer;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties do covenant and agree as follows:


                            ARTICLE I

                       SCOPE OF AGREEMENT

      Subject to the terms, conditions and limitations hereof and of Pipeline's Rate Schedule SS-1, Pipeline agrees to provide firm service for Customer under Rate Schedule SS-1 and to receive and store for Customer's account quantities of natural gas up to the following quantity:
          Maximum Daily Injection Quantity (MDIQ)     1,351 dth
          Maximum Storage Quantity (MSQ) 262,860 dth

      Pipeline agrees to withdraw from storage for Customer, at Customer's request, quantities of gas up to Customer's Maximum Daily Withdrawal Quantity (MDWQ) of 4,381 dekatherms, or such lesser quantity as determined pursuant to Rate Schedule SS-1, from Customer's Storage Inventory, plus Applicable Shrinkage, and to deliver for Customer's account such quantities. Pipeline's obligation to withdraw gas on any day is governed by the provisions of Rate Schedule SS-1, including but not limited to
Section 6.


                           ARTICLE II

                        TERM OF AGREEMENT

     The term of this Service Agreement shall commence on June 1, 1993 and shall continue in force and effect until 04/30/2012 and year to year thereafter unless this Service Agreement is terminated as hereinafter provided. This Service Agreement may be terminated by either Pipeline or Customer upon five (5) years prior written notice to the other specifying a termination date of any year occurring on or after the expiration of the primary term. Subject to Section 22 of Pipeline's General Terms and Conditions and without prejudice to such rights, this Service Agreement may be terminated at any time by Pipeline in the event Customer fails to pay part or all of the amount of any bill for service hereunder and such failure continues for thirty (30) days after payment is due; provided, Pipeline gives thirty (30) days prior written notice to Customer of such termination and provided further such termination shall not be effective if, prior to the date of termination, Customer either pays such outstanding bill or furnishes a good and sufficient surety bond guaranteeing payment to Pipeline of such outstanding bill.

      THE TERMINATION OF THIS SERVICE AGREEMENT WITH A FIXED CONTRACT TERM OR THE PROVISION OF A TERMINATION NOTICE BY CUSTOMER TRIGGERS PREGRANTED ABANDONMENT UNDER SECTION 7 OF THE NATURAL GAS ACT AS OF THE EFFECTIVE DATE OF THE TERMINATION. PROVISION OF A TERMINATION NOTICE BY PIPELINE ALSO TRIGGERS CUSTOMER'S RIGHT OF FIRST REFUSAL UNDER SECTION 3.13 OF THE
GENERAL  TERMS  AND  CONDITIONS ON  THE  EFFECTIVE  DATE  OF  THE
TERMINATION.

      In the event there is gas in storage for Customer's account on April 30 of the year of termination of this Service Agreement, this Service Agreement shall continue in force and effect for the sole purpose of withdrawal and delivery of said gas to Customer for an additional one-hundred and twenty (120) days.


                           ARTICLE III

                          RATE SCHEDULE

      This Service Agreement in all respects shall be and remain subject to the applicable provisions of Rate Schedule SS-1 and of the General Terms and Conditions of Pipeline's FERC Gas Tariff on file with the Federal Energy Regulatory Commission, all of which are by this reference made a part hereof.

      Customer shall pay Pipeline, for all services rendered hereunder and for the availability of such service in the period stated, the applicable prices established under Pipeline's Rate Schedule SS-1 as filed with the Federal Energy Regulatory Commission and as the same may be hereafter revised or changed.

      Customer agrees that Pipeline shall have the unilateral right to file with the appropriate regulatory authority and make changes effective in (a) the rates and charges applicable to service pursuant to Pipeline's Rate Schedule SS-1, (b) Pipeline's Rate Schedule SS-1, pursuant to which service hereunder is rendered or (c) any provision of the General Terms and Conditions applicable to Rate Schedule SS-1. Notwithstanding the foregoing, Customer does not agree that Pipeline shall have the unilateral right without the consent of Customer subsequent to the execution of this Service Agreement and Pipeline shall not have the right during the effectiveness of this Service Agreement to make any filings pursuant to Section 4 of the Natural Gas Act to change the MDIQ, MSQ and MDWQ specified in Article I, to change the term of the service agreement as specified in Article II, to change Point(s) of Receipt specified in Article IV, to change the Point(s) of Delivery specified in Article IV, or to change the firm character of the service hereunder. Pipeline agrees that Customer may protest or contest the aforementioned filings, and Customer does not waive any rights it may have with respect to such filings.


                           ARTICLE IV

          POINT(S) OF RECEIPT AND POINT(S) OF DELIVERY

      The natural gas received by Pipeline for Customer's account for storage injection pursuant to this Service Agreement shall be those quantities scheduled for delivery pursuant to Service Agreements between Pipeline and Customer under Rate Schedules CDS, FT-1, SCT, PTI or IT-1 which specify as a Point of Delivery the "SS-1 Storage Point". For purposes of billing of Usage
Charges under Rate Schedules CDS, FT-1, SCT, PTI or IT-1, deliveries under Rate Schedules CDS, FT-1, SCT, PTI or IT-1 for injection into storage scheduled directly to the "SS-1 Storage Point" shall be deemed to have been delivered 60% in Market Zone 2 and 40% in Market Zone 3. In addition, at Customer's request any positive or negative variance between scheduled deliveries and actual deliveries on any day at Customer's Points of Delivery under Rate Schedules CDS, FT-1, SCT, or IT-1 shall be deemed for billing purposes delivered at the Point of Delivery and shall be injected into or withdrawn from storage for Customer's account. In addition to accepting gas for storage injection at the SS-1 Storage Point, Pipeline will accept gas tendered at points of interconnection between Pipeline and third party facilities at Oakford and Leidy Storage Fields provided that such receipt does not result in Customer tendering aggregate quantities for storage in excess of the Customer MDIQ.

     The Point(s) of Delivery at which Pipeline shall deliver gas
shall   be  specified  in  Exhibit  A  of  the  executed  service
agreement.

      Exhibit A and B are hereby incorporated as part of this Service Agreement for all intents and purposes as if fully copied and set forth herein at length.


                            ARTICLE V

                             QUALITY

      All natural gas tendered to Pipeline for Customer's account shall conform and be subject to the provisions of Section 5 of the General Terms and Conditions. Customer agrees that in the event Customer tenders for service hereunder and Pipeline agrees to accept natural gas which does not comply with Pipeline's quality specifications, as expressly provided for in Section 5 of Pipeline's General Terms and Conditions, Customer shall pay all costs associated with processing of such gas as necessary to comply with such quality specifications.

                           ARTICLE VI

                            ADDRESSES

      Except as herein otherwise provided or as provided in the General Terms and Conditions of Pipeline's FERC Gas Tariff, any notice, request, demand, statement, bill or payment provided for in this Service Agreement, or any notice which any party may desire to give to the other, shall be in writing and shall be con sidered as duly delivered when mailed by registered, certified, or regular mail to the post office address of the parties hereto, as the case may be, as follows:

     (a) Pipeline:  Texas Eastern Transmission Corporation
                    5400 Westheimer Court
                    Houston, Texas  77056-5310

     (b) Customer:  COLONIAL GAS COMPANY
                    P O BOX 3064
                    40 MARKET STREET
                    LOWELL, MA  01853

or such other address as either party shall designate by formal written notice.


                           ARTICLE VII

                           ASSIGNMENTS

      Any Company which shall succeed by purchase, merger, or consolidation to the properties, substantially as an entirety, of Customer, or of Pipeline, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Service Agreement; and either Customer or Pipeline may assign or pledge this Service Agreement under the provisions of any mortgage, deed of trust, indenture, bank credit agreement, assignment, receivable sale, or similar instrument which it has executed or may execute hereafter;
otherwise, neither Customer nor Pipeline shall assign this Service Agreement or any of its rights hereunder unless it first shall have obtained the consent thereto in writing of the other; provided further, however, that neither Customer nor Pipeline shall be released from its obligations hereunder without the consent of the other. In addition, Customer may assign its rights to capacity pursuant to Section 3.14 of the General Terms and Conditions. To the extent Customer so desires, when it releases capacity pursuant to Section 3.14 of the General Terms and Conditions, Customer may require privity between Customer and the Replacement Customer, as further provided in the applicable Capacity Release Umbrella Agreement.


                          ARTICLE VIII

                         INTERPRETATION

     The interpretation and performance of this Service Agreement shall be in accordance with the laws of the State of Texas without recourse to the law governing conflict of laws.

      This Service Agreement and the obligations of the parties are subject to all present and future valid laws with respect to the subject matter, State and Federal, and to all valid present and future orders, rules, and regulations of duly constituted authorities having jurisdiction.


                           ARTICLE IX

                CANCELLATION OF PRIOR CONTRACT(S)

      This Service Agreement supersedes and cancels, as of the effective date of this Service Agreement, the contract(s) between the parties hereto as described below:


          NONE
               IN WITNESS WHEREOF, the Parties hereto have caused this Service Agreement to be signed by their respective Presidents, Vice Presidents, or other duly authorized agents and their respective corporate seals to be hereto affixed and attested by their respective Secretaries or Assistant Secretaries, the day and year first above written.

                         TEXAS EASTERN TRANSMISSION CORPORATION



                         By:  Diane T. Tom
                              Vice President


ATTEST:

Robert W. Reed



                         COLONIAL GAS COMPANY



                         By:  John P. Harrington
                              Vice President, Gas Supply


ATTEST:

Phyllis G. Semenchuk


         EXHIBIT A, POINT(S) OF DELIVERY, DATED JUNE 1, 1993,
          TO THE SERVICE AGREEMENT UNDER RATE SCHEDULE SS-1
     BETWEEN TEXAS EASTERN TRANSMISSION CORPORATION ("Pipeline"), AND
                COLONIAL GAS COMPANY ("Customer"),
                       DATED JUNE 1, 1993:

                        Maximum
                         Daily
Point                   Delivery   Delivery     Measurement
of                     Obligation  Pressure     Responsi-
Delivery  Description    (dth)    Obligation    bilities    Owner   Operator

70087     ALGONQUIN-     1,881    AS REQUESTED   TX EAST   TX EAST ALGONQUIN
          LAMBERTVILLE            BY CUSTOMER,    TRAN      TRAN
          NJ,                     NOT TO EXCEED
          HUNTERDON CO., NJ       750 PSIG

71078     ALGONQUIN-     2,500    AS REQUESTED   TX EAST   TX EAST ALGONQUIN
          HANOVER, NH             BY CUSTOMER     TRAN      TRAN
          MORRIS CO., NJ          NOT TO EXCEED
                                  750 PSIG


79821     AGT-COLONIAL     0       N/A             N/A       N/A     N/A
          GAS-FOR
          NOMINATION
          PURPOSES

provided, however, that until changed by a subsequent Agreement between Pipeline and Customer, Pipeline's aggregate maximum daily delivery obligation under this and all other firm Service Agreements existing between Pipeline and Customer, shall in no event exceed the following:

                EXHIBIT A, POINT(S) OF DELIVERY (Continued)
                          COLONIAL GAS COMPANY


                                         AGGREGATE MAXIMUM DAILY
             POINT OF DELIVERY          DELIVERY OBLIGATION (DTH)

                 No. 1                           21,318

                 No. 2                            9,418




SIGNED FOR IDENTIFICATION

PIPELINE:_____________________

CUSTOMER:  John P. Harrington

SUPERSEDES EXHIBIT A DATED:__________________


         [END OF EXHIBIT 10cc TO COLONIAL GAS COMPANY
              FORM 10-K FOR YEAR ENDING 12/31/93]